As filed with the Securities and Exchange Commission on July 18, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CARDLYTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

675 Ponce de Leon Avenue NE, Suite 6000
Delaware	Atlanta, Georgia 30308	26-3039436
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices) (Zip code)	(I.R.S. Employer Identification No.)

2022 Inducement Plan
(Full title of the plan)
Karim Temsamani
Cardlytics, Inc.
675 Ponce de Leon Avenue NE, Suite 6000
Atlanta, Georgia 30308
(Name and address of agent for service)
(888) 798-5802
(Telephone number, including area code, of agent for service)

Copies to:
Mark Ballantyne
Cooley LLP
One Freedom Square
Reston Town Center
11951 Freedom Drive
Reston, VA 20190
(703) 456-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

As filed with the Securities and Exchange Commission on July 18, 2023
Registration No. 333-
EXPLANATORY NOTE
Pursuant to General Instruction E of Form S-8, Cardlytics, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 800,000 additional shares of its common stock under the 2022 Inducement Plan. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.
PART II
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
The contents of the earlier registration statement related to the 2022 Inducement Plan, previously filed with the Commission on August 26, 2022 (File No. 333-267091), is incorporated herein by reference and made a part of this Registration Statement.
ITEM 8.    EXHIBITS

Exhibit Number		Description
4.1	(1)	Amended and Restated Certificate of Incorporation of the Registrant
4.2	(2)	Amended and Restated Bylaws of the Registrant
4.3	(3)	2022 Inducement Plan
4.4	(4)	Form of option and grant notice and Agreement under 2022 Inducement Plan
4.5	(5)	Form of restricted stock unit grant notice and agreement under 2022 Inducement Plan
4.6	(6)	Specimen stock certificate evidencing shares of Common Stock
4.7	(7)	Amendment No. 1 to 2022 Inducement Plan
4.8	(8)	Amendment No. 2 to 2022 Inducement Plan
5.1	(8)	Opinion of Cooley LLP
23.1	(8)	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2	(8)	Consent of Cooley LLP (included in Exhibit 5.1)
24.1	(8)	Power of Attorney (included on the signature page of this Form S-8)
107	(8)	Filing Fee Table
(1)Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-222531), filed with the Commission on January 12, 2018, and incorporated by reference herein.
(2)Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-222531), filed with the Commission on January 12, 2018, and incorporated by reference herein.
(3)Previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38386), filed with the Commission on July 20, 2022, and incorporated by reference herein.
(4)Previously filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38386), filed with the Commission on July 20, 2022, and incorporated by reference herein.
(5)Previously filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (File No. 001-38386), filed with the Commission on July 20, 2022, and incorporated by reference herein.
(6)Previously filed as Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-222531), filed with the Commission on January 29, 2018, and incorporated by reference herein.
(7)Previously filed as Exhibit 10.45 to the Registrant’s Form 10-K (File No. 001-38386) for the year ended December 31, 2022, filed with the Commission on March 1, 2023, and incorporated by reference herein.
(8)Filed herewith.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 18, 2023.

CARDLYTICS, INC.

By:	/s/ Karim Temsamani
Karim Temsamani
Chief Executive Officer (Principal Executive Officer)

As filed with the Securities and Exchange Commission on July 18, 2023
Registration No. 333-
POWER OF ATTORNEY
Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Karim Temsamani, and Nick Lynton each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Karim Temsamani	Chief Executive Officer and Director	July 18, 2023
Karim Temsamani	(Principal Executive Officer)

/s/ Andrew Christiansen	Chief Financial Officer	July 18, 2023
Andrew Christiansen	(Principal Financial and Accounting Officer)

/s/ John V. Balen	Board Chairman	July 18, 2023
John V. Balen

/s/ David L. Adams	Director	July 18, 2023
David L. Adams

/s/ Jessica Jensen	Director	July 18, 2023
Jessica Jensen

/s/ John Klinck	Director	July 18, 2023
John Klinck

/s/ Aimée Lapic	Director	July 18, 2023
Aimée Lapic

/s/ Tony Weisman	Director	July 18, 2023
Tony Weisman